UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2007

DIGITAL MUSIC GROUP, INC.

(Exact name of registrant specified in its charter)

Delaware	000-51761	20-3365526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2151 River Plaza Drive, Suite 200, Sacramento, California	95833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (916) 239-6010

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2007 (the “Effective Date”), Digital Music Group, Inc. (“DMGI”) entered into an agreement (the “Agreement”) with Apple Computer, Inc. (“Apple”), pursuant to which DMGI appointed Apple as a reseller of audio-visual files owned and/or controlled by DMGI, including television programs, feature length movies, shorts, and specialty content (“DMGI’s Video Content”), within the relevant territory, and granted Apple certain rights to market and promote DMGI’s Video Content. Apple agreed to pay DMGI fixed wholesale prices for each video download during the term of the Agreement. Under the Agreement, DMGI is generally responsible for all royalties and third party payments due with respect to the exploitation of DMGI’s Video Content. Apple will provide monthly sales reports to DMGI and make payment based on such reports. The Agreement has a term beginning on the Effective Date and continuing for thirty-six months from the launch of DMGI’s Video Content on iTunes electronic store and any renewals or extensions thereof, as mutually agreed to by Apple and DMGI in writing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL MUSIC GROUP, INC.

Date: January 23, 2007	By:	/s/ Karen Davis
	Name: Title:	Karen Davis Chief Financial Officer